Filed Pursuant to Rule 424(b)(3)
PROSPECTUS SUPPLEMENT NO. 5	Registration No. 333-257930
(to Prospectus dated August 12, 2021)

ASTRA SPACE, INC.

Primary Offering Of

15,333,303 Shares of Common Stock

Secondary Offering of

189,026,575 Shares of Common Stock

5,333,333 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated August 12, 2021 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-257930). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 30, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 9,999,970 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.50 per share (the “public warrants”) issued by Holicity Inc. (“Holicity”) in its initial public offering; and (ii) 5,333,333 shares of our Class A common stock that may be issued upon exercise of private placement warrants at an exercise price of $11.50 per share that were originally sold to X-icity Holdings Corporation (the “Sponsor”) in a private placement consummated simultaneously with Holicity’s IPO (the “private placement warrants” and, together with the public warrants, the “warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 5,333,333 private placement warrants; (ii) up to an aggregate of 5,333,333 shares of our Class A common stock that may be issued upon exercise of the private placement warrants held by the Selling Securityholders; (iii) up to an aggregate of 20,000,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) 7,500,000 shares of Class A common stock issued to the Sponsor prior to Holicity’s initial public offering and registered for sale by the Selling Securityholders; (v) up to an aggregate of 92,277,793 shares of Class A common stock that were issued to certain affiliates of Astra (collectively, the “Astra Affiliates”) pursuant to the Business Combination Agreement (as defined herein); (vi) up to an aggregate 56,239,188 shares of Class A common stock issuable upon conversion (on a one-for-one basis) of shares of our Class B common stock, par value $0.0001 per share (“Class B Common Stock”) held by certain Selling Securityholders and (vii) up to an aggregate of 7,676,261 shares of our Class A common stock issued in connection with our acquisition of Apollo Fusion, Inc. (“Apollo Fusion”), which closed on July 1, 2021 comprised of (x) 2,558,744 shares of our Class A common stock (the “Initial Apollo Shares”) issued to certain of the Selling Securityholders on July 1, 2021, in connection with our merger with Apollo Fusion, Inc. (“Apollo Fusion”) and (y) 5,117,517 additional shares of our Class A common stock (the “Additional Apollo Shares”) which may be issued to certain of the Selling Securityholders assuming (a) the achievement of all remaining performance milestones set forth in the Apollo Fusion Merger Agreement (as defined herein), (b) we elect to pay all future milestone consideration in shares of our Class A common stock as required by the terms the Apollo Fusion Merger Agreement, and (c) the per share price used to calculate the number of shares of our Class A common stock to be issued is $11.7243, which is the same per share price used to calculate the number of Initial Shares issued to the Selling Securityholders. The Additional Shares have not been earned and are not currently outstanding. The actual number of Additional Shares issued to the selling stockholders could be materially greater or less than 5,117,517 shares of Class A common stock depending whether and to what extent the future performance milestones are met and/or the actual average closing price of our Class A common stock at the time such milestones are achieved. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

Our common stock and warrants are listed on Nasdaq under the symbols “ASTR” and “ASTRW”, respectively. On August 27, 2021, the closing price of our common stock was $11.67 per share and the closing price of our warrants was $3.58 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 15 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 30, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	14-1916687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ASTRW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

On April 13, 2020, we received an unsecured loan in the amount of $4.850 million (the “PPP Loan”) from Silicon Valley Bank under the Paycheck Protection Program. On August 24, 2021, we received notice from Silicon Valley Bank that the Small Business Administration has approved our application for forgiveness of the PPP Loan in the full amount of $4.850 million, plus interest of $65,475.

Item 8.01 Other Events.

On August 27, 2021, we attempted a test launch for the United States Space Force on its launch vehicle, LV0006. During our first attempt, all five engines ramped up to power slower than we would normally expect. Our launch vehicle is designed to detect this and automatically aborted the mission. We conducted a second launch attempt on August 28, 2021. Also, on August 28, 2021, we issued a a press release announcing the outcome of this launch attempt, which is our first commercial orbital launch. A copy of our press release is filed as Exhibit 99.1 hereto.

Prior to the opening of our launch window, our founder and chief technology officer, Adam London, was interviewed regarding the launch. A copy of his interview is available on our websitre at astra.com and is also filed as Exhibit 99.2 hereto.

On August 30, 2021, we posted slides comprising our investor presentation to our website at investor.astra.com. A copy of these slides is furnished as Exhibit 99.3 hereto and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

When we use the phrase “commercial orbital launch,” we mean a launch conducted under an FAA commercial launch license. Our commercial launch license allows us to launch small payloads on version 3 of our launch vehicle from the Pacific Spaceport complex in Kodiak, Alaska through March 9, 2026.

We use our website located at www.astra.com and the following social media accounts to provide updates to our investors and the public about Astra and its activities:

Twitter: @astra

Linkedin: linkedin.com/company/astraspace

Instagram: instragram.com/astraspace

Glassdoor: glassdoor/com/ovcarlerview/working-at-astra-CA-EI_IE3317865.11,19.htm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 28, 2021

99.2	Question and Answer with Adam London dated August 26, 2021

99.3	Investor Presentation from August 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 30, 2021	Astra Space, Inc.

	By:	/s/ Kelyn J. Brannon
	Name:	Kelyn J. Brannon
	Title:	Chief Financial Officer

Exhibit 99.1

Astra Conducts Test Launch

Alameda, CA. August 28, 2021. Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) conducted a test launch of its launch vehicle, LV0006.

The launch vehicle lifted off at 3:35PM PT on Saturday, August 28, 2021. One of the five main engines shut down less than one second after liftoff, causing the vehicle to slowly lift off the pad before resuming its trajectory. After approximately two minutes and thirty seconds of flight, the range issued an all engine-shutdown command, ending the flight. The vehicle achieved an altitude of approximately 50 kilometers, before safely returning to Earth.

“We regret that we were unable to accomplish all mission objectives for the U.S. Space Force; however, we captured a tremendous amount of data from this test flight,” said Chris Kemp, Founder, Chairman and CEO of Astra. “We will incorporate learnings from this test into future launch vehicles, including LV0007, which is currently in production.”

Astra has opened a mishap investigation and is working closely with the Federal Aviation Administration (FAA).

About Astra Space

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Astra’s first flight to space was within 4 years of its inception, making it the fastest company to reach space. Visit www.astra.com to learn more about Astra.

Safe Harbor Statement

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) our failure to meet projected development targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra and (vii) other risks and uncertainties discussed from time to time in our other public filings with the Securities and Exchange Commission.

Media Contact:

Kati Dahm

kati@astra.com

Investor Contact:

Dane Lewis

dane@astra.com

Exhibit 99.2

Q+A with Dr. Adam London, Astra Founder and CTO

We caught up with Dr. Adam London, Astra Founder and CTO, ahead of the upcoming launch window for LV0006, Astra’s third generation rocket, which begins on August 27, 2021. Keep reading to learn about our upgrades since the last launch and Astra’s current goals as a company.

So, you’re about to launch LV0006 (also known as Rocket 3.3), Astra’s third generation rocket. What have you learned since the last launch, and how is this launch different?

The main goals for the launch of LV0006 are to demonstrate that we can deliver a test payload to an appropriate orbit, and gather data on the performance of the system in flight. With our last orbital launch attempt, everything worked quite well. We demonstrated we built a system capable of reaching orbit. But we didn’t quite get to that flight’s target orbit. We quickly realized what was going on and could have launched again sooner with minor changes. But, each flight is precious, and we wouldn’t learn as much as we could if we just fixed the issue. Given how well the rest of the system performed, we decided to complete the remaining planned upgrades, which resulted in Rocket 3.3 aka LV00006, the next version of our launch system. We’re excited to test and demonstrate its capability (and learn from it) in this coming launch!

Let’s talk about the milestones you’ve hit so far. This company has only been around for just under five years. What have you managed to accomplish since then?

It has been fast. I think objectively, we are the fastest company from founding to demonstrating a rocket capable of getting to orbit, having done so in four years. Part of that is that we are trying to do something a little bit different. We didn’t try to make and solve all the problems on the first go. We built a complete launch system for our first rocket, which we had ready about a year after we started. That allowed us to deploy the whole system and fly the first stage of an orbital-class rocket as quickly as possible. We met our minimum requirements and the learnings allowed us to make some improvements, and we flew Rocket 2, which was better at the end of 2018. In those first two years we realized we were building a rocket that wasn’t quite large enough, so we took all our learnings and built Rocket 3. Rocket 3 is a bigger rocket with an improved ground segment, and was built in a little over a year. We entered it in the DARPA challenge and flew two times last year. This year we’ve made some more upgrades based on the learnings from those flights, which we expect to increase performance and improve the system reliability.

Space is becoming an increasingly crowded industry. How does Astra distinguish itself from other companies in this arena?

The biggest differentiator in my mind is that our main priority is scale. Scale is the way in which you ultimately make a rocket system cost effective. Rockets are typically artisanal, crafted objects. You make one at a time, and they’re very complicated. But when you really get into it, they don’t need to be that complicated, particularly when you’re not flying people or critical national assets, and they don’t absolutely, positively have to work 100% of the time.

In many ways, the engineering that goes into a car is more than what goes into a rocket. But they’re able to make cars for tens of thousands of dollars. A Cessna airplane is also more complicated than a rocket. But it’s built in a factory, and they can make a few hundred of them a year for a few hundred thousand dollars each. You don’t find any rockets today that are that affordable. Astra was put together to figure out how you bridge that gap: how you make lots of rockets, so people can leverage easier and faster access to space to do great and interesting things.

Astra’s mission is to improve life on Earth. How does a space company do that?

To us, improving Earth means enabling humanity to use this very valuable real estate right above the surface of the planet to make life on Earth better. Our job is to make that as easy as possible. There are two main groups of applications to enable: observing, and connecting the planet. Observing the planet means understanding and identifying changes on Earth, as our customers Planet and Spire, as well as many others, are doing by providing data that allows people to learn about the earth and make better decisions. We can track deforestation, and where people are planting new forests. We can have a better understanding of what’s happening in fishing areas, and observe illegal fishing. One of our upcoming missions with NASA next year is for the TROPICS Mission. We’ll help launch 6 satellites that will orbit around the areas of latitude where hurricanes start. They will be on station for an entire hurricane season, and give us much more frequent data about how hurricanes evolve.

Connecting the planet means supporting the many companies that are working to bring communications from space to systems and locations that are not easily covered by conventional terrestrial systems. These kinds of systems range from small systems focused on low-data-rate connectivity of many devices to the large megaconstellations working to provide broadband to the entire earth. There are just a tremendous number of things that we can do in space.

What’s your end goal?

Our next objective is monthly, then weekly, and finally daily space delivery. It’s a little nuts. But if you have a satellite in orbit and it fails, you need to put another one back there quickly. Or if you want to launch a constellation of thousands of satellites, you don’t want to wait six months between launches. Our idea is by launching a few satellites nearly every day to precisely where they are needed, you can have a constellation deployed in a year or two, rather than five years.

Will you be nervous on launch day?

Whenever you make any changes to a system, you’re introducing the risk that you are wrong. The thing you change could be your undoing. We’ve done a lot of testing and risk analysis. But our collective experience is that one should be very humble with rockets.

—

Tune in for the live stream of LV0006 with NASASpaceflight during our launch window, which starts as early as August 27, 2021. More details here.

Photo: LV0006 during static testing in August 2021.

Safe Harbor Statement

Certain statements made in this interview are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties, including Astra’s failure to meet its projected launch targets, including the frequency of those launches. Please review Astra Space’s reports on file with the Securities and Exchange Commission for information about those risks and uncertainties that may cause Astra Space’s actual results to differ materially from its expectations or projections.

Exhibit 99.3 ASTRA (Nasdaq: ASTR) Investor Deck August 2021 Exhibit 99.3 ASTRA (Nasdaq: ASTR) Investor Deck August 2021

DISCLAIMER AND FORWARD-LOOKING STATEMENTS This Presentation contains statistical data, estimates and forecasts that have been provided by Astra This presentation (this “Presentation”) contains certain “forward-looking statements” within the and/or are based on independent industry publications or other publicly available information, as well meaning of the federal securities laws with respect to Astra Space, Inc. (“Astra” or the “Company”), as other information based on Astra’s internal sources. This information involves many assumptions including statements regarding Astra’s or its management team’s expectations, hopes, beliefs, and limitations, and you are cautioned not to give undue weight to these estimates. We have not intentions or strategies regarding the Company, its products, services and technologies, as well as independently verified the accuracy or completeness of the data that has been provided by Astra regarding the Company’s growth and financial performance in the future. The words “anticipate”, and/or contained in these industry publications and other publicly available information. “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, Accordingly, none of Astra nor its respective affiliates and advisors makes any representations as to the but the absence of these words does not mean that a statement is not forward-looking. These forward- accuracy or completeness of these data. Certain amounts related to the transaction described herein looking statements are based on the Company’s current expectations and beliefs concerning future have been expressed in U.S. dollars for convenience and, when expressed in U.S. dollars in the future, developments and their potential effects on Astra. There can be no assurance that the future such amounts may be different from those set forth herein. developments affecting Astra will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Astra’s control) or other Non-GAAP Financial Measures. This Presentation includes non-GAAP financial measures. Astra believes assumptions that may cause actual results or performance to be materially different from those that these non-GAAP measures of financial results provide useful information to management and expressed or implied by these forward-looking statements, and include those set forth in our public investors regarding certain financial and business trends relating to Astra’s financial condition and reports on file with the Securities and Exchange Commission. Except as required by law, Astra is not results of operations. Astra’s management uses certain of these non-GAAP measures to compare undertaking any obligation to update or revise any forward-looking statements whether as a result of Astra’s performance to that of prior periods for trend analyses and for budgeting and planning new information, future events or otherwise. purposes. All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and Astra’s use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this Presentation may appear with the ® or ™ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of Astra. AUGUST 2021 2DISCLAIMER AND FORWARD-LOOKING STATEMENTS This Presentation contains statistical data, estimates and forecasts that have been provided by Astra This presentation (this “Presentation”) contains certain “forward-looking statements” within the and/or are based on independent industry publications or other publicly available information, as well meaning of the federal securities laws with respect to Astra Space, Inc. (“Astra” or the “Company”), as other information based on Astra’s internal sources. This information involves many assumptions including statements regarding Astra’s or its management team’s expectations, hopes, beliefs, and limitations, and you are cautioned not to give undue weight to these estimates. We have not intentions or strategies regarding the Company, its products, services and technologies, as well as independently verified the accuracy or completeness of the data that has been provided by Astra regarding the Company’s growth and financial performance in the future. The words “anticipate”, and/or contained in these industry publications and other publicly available information. “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, Accordingly, none of Astra nor its respective affiliates and advisors makes any representations as to the but the absence of these words does not mean that a statement is not forward-looking. These forward- accuracy or completeness of these data. Certain amounts related to the transaction described herein looking statements are based on the Company’s current expectations and beliefs concerning future have been expressed in U.S. dollars for convenience and, when expressed in U.S. dollars in the future, developments and their potential effects on Astra. There can be no assurance that the future such amounts may be different from those set forth herein. developments affecting Astra will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Astra’s control) or other Non-GAAP Financial Measures. This Presentation includes non-GAAP financial measures. Astra believes assumptions that may cause actual results or performance to be materially different from those that these non-GAAP measures of financial results provide useful information to management and expressed or implied by these forward-looking statements, and include those set forth in our public investors regarding certain financial and business trends relating to Astra’s financial condition and reports on file with the Securities and Exchange Commission. Except as required by law, Astra is not results of operations. Astra’s management uses certain of these non-GAAP measures to compare undertaking any obligation to update or revise any forward-looking statements whether as a result of Astra’s performance to that of prior periods for trend analyses and for budgeting and planning new information, future events or otherwise. purposes. All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and Astra’s use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this Presentation may appear with the ® or ™ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of Astra. AUGUST 2021 2

CHRIS KEMP — CO-FOUNDER, CHAIRMAN & CEO Agenda • Spacetech – the Next Frontier • Rapid Iteration and Manufacturing Efficiency • Launch Services • Apollo Fusion – Orbital Ignition • Customers Announcements • Building Out Our Talented Team • Board of Directors • Kelyn Brannon – 2Q21 Earnings AUGUST 2021 3CHRIS KEMP — CO-FOUNDER, CHAIRMAN & CEO Agenda • Spacetech – the Next Frontier • Rapid Iteration and Manufacturing Efficiency • Launch Services • Apollo Fusion – Orbital Ignition • Customers Announcements • Building Out Our Talented Team • Board of Directors • Kelyn Brannon – 2Q21 Earnings AUGUST 2021 3

ASTRA

SPACE IS THE NEXT ECONOMIC FRONTIER

Astra is the third privately-funded U.S. company in history to reach space and demonstrate orbital capability

$1.0+ Trillion
Total Space Economy in 2040[1]

$216 Billion
Satellite Manufacturing Spending through 2030[2]

$40.7 Billion
Government Investment in Space[3]

400+
Private U.S. Companies[4]



Source: Wall Street Research, Space Capital.
(1) Per Morgan Stanley Research.
(2) Based on projected FY21 DoD and NASA budgets from Jefferies, What's Up in Space: New Launchers, Some Incumbents (Aug. 2020).
(3) Companies currently operating space assets or with plans to launch them in the next 3 years.
(4) Companies currently operating space assets or with plans to launch them in the near term.

AUGUST 2021

4

(1) $150M BACKLOG SUPPLY CONSTRAINED MARKET Leading to a rapidly growing pipeline $1.2B PIPELINE Amongst a great diversity in number of customers and verticals EARTH BROADBAND OBSERVATION MARITIME POINT-TO-POINT IOT/M2M GOVERNMENT CONNECTIVITY (1) Also known as contracted revenue. Source: Company estimates AUGUST 2021 5(1) $150M BACKLOG SUPPLY CONSTRAINED MARKET Leading to a rapidly growing pipeline $1.2B PIPELINE Amongst a great diversity in number of customers and verticals EARTH BROADBAND OBSERVATION MARITIME POINT-TO-POINT IOT/M2M GOVERNMENT CONNECTIVITY (1) Also known as contracted revenue. Source: Company estimates AUGUST 2021 5

SPACETECH ECONOMY Small satellites + low-cost launch Planet Dove Satellite NASA Landsat Satellite LEO (Low Earth Orbit) GEO (Geosynchronous Orbit) “HYPERSCALE” SPACE “MAINFRAME” SPACE (1) (1) 500 miles from Earth GEO is 44x farther away than LEO 22,236 miles from Earth (1) Approximately AUGUST 2021 6SPACETECH ECONOMY Small satellites + low-cost launch Planet Dove Satellite NASA Landsat Satellite LEO (Low Earth Orbit) GEO (Geosynchronous Orbit) “HYPERSCALE” SPACE “MAINFRAME” SPACE (1) (1) 500 miles from Earth GEO is 44x farther away than LEO 22,236 miles from Earth (1) Approximately AUGUST 2021 6

SPACETECH ECONOMY Small satellites + low-cost launch LEO “HYPERSCALE” SPACE GEO “MAINFRAME” SPACE (1) 98% closer (1) 22,000 miles Distance Distance 500 miles (1) (1) 98% cheaper $200,000,000 Satellite price Satellite price $400,000 (1) 97% cheaper (1) Launch price $3,000,000 $100,000,000 Launch price (1) 100x increase (1) Volume 1,000s/year 10s/year Volume (1) (1) 500 miles from Earth 22,236 miles from Earth (1) Approximately AUGUST 2021 7

ASTRA

RAPID ITERATION DEEPENS COMPETITIVE MOAT

KEYS TO SUCCESS:

- Technology de-risked by success of launches
- Rapidly enhance and re-launch rockets
- Automation to optimize costs and streamline improvements



2020
Rocket BOM + Labor
$2M each for 3 rockets
2023
Target BOM + Labor
$1M each for 30+ rockets
2025
Target BOM + Labor $500k each for 300+ rockets
10x VOLUME INCREASE
REDUCE VARIABLE COGS 50%
10x VOLUME INCREASE
REDUCE VARIABLE COGS 50%
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
OCT '16 Founded Company
APR '17 Opened Orion Test Facility
DEC '17 Begin Testing Rocket 1.0
JUL '18 First test launch
NOV '18 Second test launch
JUN '19 Opening of Astra rocket factory
MAR '20 DARPA Challenge
SEP '20 1st orbital launch attempt
DEC '20 Demonstrated orbital capability

AUGUST 2021 8

A “MODEL T” FOR THE SPACE INDUSTRY Alameda Naval Air Station HQ — expanding to 350k sq. ft., 20-acre campus Efficiency-driven manufacturing processes + automation in a world-class development and production facility, using readily available materials. POINT-TO-POINT Future Expansion Space Current development + production AUGUST 2021 9 9A “MODEL T” FOR THE SPACE INDUSTRY Alameda Naval Air Station HQ — expanding to 350k sq. ft., 20-acre campus Efficiency-driven manufacturing processes + automation in a world-class development and production facility, using readily available materials. POINT-TO-POINT Future Expansion Space Current development + production AUGUST 2021 9 9

SOFTWARE-DRIVEN MANUFACTURING EFFICIENCY Product Lifecycle Manufacturing Management TEST Execution MORE? CHANGE VENDOR? CHANGE MATERIAL? Space AstraOS PRICE OF Finance Operations SUBSTITUTE? MAKE OR BUY? REDUCE ASSEMBLY Supply TIME? TEST Chain Program LESS? Execution INCREASE PERFORMANCE? AUGUST 2021 10SOFTWARE-DRIVEN MANUFACTURING EFFICIENCY Product Lifecycle Manufacturing Management TEST Execution MORE? CHANGE VENDOR? CHANGE MATERIAL? Space AstraOS PRICE OF Finance Operations SUBSTITUTE? MAKE OR BUY? REDUCE ASSEMBLY Supply TIME? TEST Chain Program LESS? Execution INCREASE PERFORMANCE? AUGUST 2021 10

SPACETECH AT AN INFLECTION POINT 38,000+ satellites to be built + 45,000 (1) launched between 2020 - 2029 40,746 Today 40,000 35,000 ~90% of satellites to be launched over the next decade 30,000 (2) weigh 300kg or less 25,000 $100+ Billion launch market 20,000 (3) revenue over the next decade 15,000 10,000 4,062 5,000 0 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Source: Wall Street Research, Space Capital. (1) Based on Euroconsult and Astra Management estimates. (2) Based on Euroconsult estimates derived from 7,015 satellites with known mass. (3) Factors in Euroconsult and Management estimates for satellite launches. AUGUST 2021 11 Total Satellites Launched

LAUNCH SERVICES SPACE SERVICES SPACEPORT SERVICES RAPID From payload delivery to launch within days PORTABLE AND GLOBAL Launch from anywhere in the world in 24 hours AFFORDABLE Most affordable launch system for small payloads AUGUST 2021 12LAUNCH SERVICES SPACE SERVICES SPACEPORT SERVICES RAPID From payload delivery to launch within days PORTABLE AND GLOBAL Launch from anywhere in the world in 24 hours AFFORDABLE Most affordable launch system for small payloads AUGUST 2021 12

ASTRA

ASTRA IS UNIQUELY POSITIONED TO SERVE THE SATELLITE MARKET

			CADENCE	DEDICATED LAUNCH PRICE	NUMBER OF LAUNCHES IN LAST 12 MONTHS
ASTRA SMALL LAUNCH (<500 KG)	ASTRA		300+ LAUNCHES / YEAR	$	1
VIRGIN ORBIT SMALL LAUNCH (<500 KG)	Virgin Orbit		< 50 LAUNCHES / YEAR	$$	2
ROCKET LAB SMALL + HEAVY LAUNCH[1] (<500 KG + >1500 KG[1])	ROCKET LAB		< 50 LAUNCHES / YEAR	$$	7
ULA HEAVY LAUNCH (>1500 KG)	ULA		< 30 LAUNCHES / YEAR	$$$$	4
SPACEX HEAVY LAUNCH (>1500 KG)	SPACEX		< 30 LAUNCHES / YEAR	$$$$	30

AUGUST 2021

Source: Company website, press, and Wall Street Research. Images are for generic and for illustration purposes only (not to scale).
(1) Heavy launch rocket (Neutron) planned for 2024 (pictured)

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RECENT NEWS 14RECENT NEWS 14

ASTRA

APOLLO FUSION: FIRST ORBITAL THRUSTER IGNITES IN ORBIT

"...THE INDUSTRY'S FIRST FULLY FUNCTIONAL ELECTRIC PROPULSION ORBITAL TRANSFER VEHICLE...PAVES THE WAY FOR EXPANDING ORBITAL DESTINATIONS."

—PHILIP BRACKEN, VP OF ENGINEERING AT SPACEFLIGHT



Rendering by Spaceflight

Apollo Fusion ™

AUGUST 2021

15

MULTI-LAUNCH CUSTOMER WINS Announced February 2021 Announced May 2021 Announced August 2021 Multi-Launch Contract Multi-Launch Contract Multi-Launch Contract AUGUST 2021 16MULTI-LAUNCH CUSTOMER WINS Announced February 2021 Announced May 2021 Announced August 2021 Multi-Launch Contract Multi-Launch Contract Multi-Launch Contract AUGUST 2021 16

BUILDING OUT OUR TALENTED TEAM Joined February 2021 Joined March 2021 Joined March 2021 Joined March 2021 Joined June 2021 Benjamin Lyon Will Drewery Gio Greco Carla Supanich Stratos Davlos Chief Engineer VP of Supply Chain SVP Product Engineering VP of People SVP Software AUGUST 2021 17BUILDING OUT OUR TALENTED TEAM Joined February 2021 Joined March 2021 Joined March 2021 Joined March 2021 Joined June 2021 Benjamin Lyon Will Drewery Gio Greco Carla Supanich Stratos Davlos Chief Engineer VP of Supply Chain SVP Product Engineering VP of People SVP Software AUGUST 2021 17

BOARD OF DIRECTORS Joined December 2017 Joined June 2021 Joined June 2021 Joined August 2021 Joined August 2021 Scott Stanford Mike Lehman Craig McCaw Michèle Flournoy Lisa Nelson Note: Chris Kemp – Founder, Chairman & CEO and Adam London – Founder, CTO are also Astra Board Directors. AUGUST 2021 18

KELYN BRANNON — CFO 2Q21 EARNINGS RECAP ▪ Merger and PIPE Transaction Summary ▪ Q2 2021 Financial Results ▪ Q3 2021 Financial Outlook ▪ GAAP Financial Measures to Adjusted (non-GAAP) Financial Measures AUGUST 2021 19KELYN BRANNON — CFO 2Q21 EARNINGS RECAP ▪ Merger and PIPE Transaction Summary ▪ Q2 2021 Financial Results ▪ Q3 2021 Financial Outlook ▪ GAAP Financial Measures to Adjusted (non-GAAP) Financial Measures AUGUST 2021 19

KELYN BRANNON — CFO MERGER AND PIPE TRANSACTION HIGHLIGHTS: Merger and PIPE Added $464 Million to Astra Balance Sheet ▪ Merger with Holicity Generated $299.9 Million in Gross Proceeds ▪ Redemptions less than 11,000 of 30,000,000 shares ▪ PIPE generated $200 Million, led by BlackRock S-1 Filed ▪ Shares Registered AUGUST 2021 20KELYN BRANNON — CFO MERGER AND PIPE TRANSACTION HIGHLIGHTS: Merger and PIPE Added $464 Million to Astra Balance Sheet ▪ Merger with Holicity Generated $299.9 Million in Gross Proceeds ▪ Redemptions less than 11,000 of 30,000,000 shares ▪ PIPE generated $200 Million, led by BlackRock S-1 Filed ▪ Shares Registered AUGUST 2021 20

KELYN BRANNON — CFO SECOND QUARTER 2021 FINANCIAL HIGHLIGHTS: ▪ GAAP Net Loss was $(31.3) million ▪ Adjusted Net Loss was $(23.1) million ▪ Adjusted EBTIDA of $(21.4) million ▪ Capital Expenditures Totaled $8.5 million ▪ Cash at end of Second Quarter Totaled $452.4 million* * Includes cash, cash equivalents and restricted cash AUGUST 2021 21KELYN BRANNON — CFO SECOND QUARTER 2021 FINANCIAL HIGHLIGHTS: ▪ GAAP Net Loss was $(31.3) million ▪ Adjusted Net Loss was $(23.1) million ▪ Adjusted EBTIDA of $(21.4) million ▪ Capital Expenditures Totaled $8.5 million ▪ Cash at end of Second Quarter Totaled $452.4 million* * Includes cash, cash equivalents and restricted cash AUGUST 2021 21

KELYN BRANNON — CFO THIRD QUARTER 2021 FINANCIAL OUTLOOK: ▪ Adjusted EBITDA between $(32.0) million and $(35.0) million ▪ Depreciation and Amortization between $1.0 million and $1.3 million ▪ Stock-based compensation between $6.0 million and $10.0 million ▪ Cash taxes of approximately zero ▪ Basic shares outstanding between 255 million and 260 million ▪ Capital expenditures between $10.0 million and $15.0 million AUGUST 2021 22KELYN BRANNON — CFO THIRD QUARTER 2021 FINANCIAL OUTLOOK: ▪ Adjusted EBITDA between $(32.0) million and $(35.0) million ▪ Depreciation and Amortization between $1.0 million and $1.3 million ▪ Stock-based compensation between $6.0 million and $10.0 million ▪ Cash taxes of approximately zero ▪ Basic shares outstanding between 255 million and 260 million ▪ Capital expenditures between $10.0 million and $15.0 million AUGUST 2021 22

Q & A AUGUST 2021 23

APPENDIX AUGUST 2021 24APPENDIX AUGUST 2021 24

RECONCILIATION TO ADJUSTED (NON-GAAP) MEASURES RECONCILIATION OF GAAP Three Months Ended Six Months Ended TO NON-GAAP June 30, June 30, (in thousands except per share data) 2021 2020 2021 2020 GAAP Net Loss $ (31,297) $ (8,825) $ (190,269) $ (20,806) Loss on extinguishment of convertible notes - - 133,783 - Stock based compensation 7,444 141 17,777 513 Non-recurring expenses 750 - 750 - Adjusted Net Loss (23,103) (8,684) (37,959) (20,293) Interest Expense 678 1,253 1,213 2,252 Income tax expense - - - - Depreciation & Amortization 1,030 808 1,918 1,664 Adjusted EBITDA $ (21,395) $ (6,622) $ (34,828) $ (16,377) AUGUST 2021 25RECONCILIATION TO ADJUSTED (NON-GAAP) MEASURES RECONCILIATION OF GAAP Three Months Ended Six Months Ended TO NON-GAAP June 30, June 30, (in thousands except per share data) 2021 2020 2021 2020 GAAP Net Loss $ (31,297) $ (8,825) $ (190,269) $ (20,806) Loss on extinguishment of convertible notes - - 133,783 - Stock based compensation 7,444 141 17,777 513 Non-recurring expenses 750 - 750 - Adjusted Net Loss (23,103) (8,684) (37,959) (20,293) Interest Expense 678 1,253 1,213 2,252 Income tax expense - - - - Depreciation & Amortization 1,030 808 1,918 1,664 Adjusted EBITDA $ (21,395) $ (6,622) $ (34,828) $ (16,377) AUGUST 2021 25